SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐ Preliminary Proxy Statement

☐ Confidential, For Use of the 14a-12 Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Under Rule

The Princeton Review, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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On or about April 1, 2010, The Princeton Review, Inc. caused the following letter from its President and Chief Executive Officer to be sent to its stockholders in connection with the proposed conversion of its outstanding Series E Non-Convertible Preferred Stock into shares of Series D Convertible Preferred Stock:

April 1, 2010

Dear Stockholder:

We have previously sent to you proxy material for the Special Meeting of the stockholders of The Princeton Review, Inc. to be held on April 21, 2010. Your Board of Directors has unanimously recommended that stockholders return the enclosed proxy card voting FOR Item 1.

Since approval of the conversion of our outstanding Series E Non-Convertible Preferred Stock into shares of Series D Convertible Preferred Stock requires the affirmative vote of a majority of the shares voted, your vote is important, no matter how many or how few shares you may own. Even if you have already done so, please vote TODAY by telephone, via the Internet, or by signing, dating and returning the enclosed proxy card in the envelope provided to ensure your votes are validly received prior to the Special Meeting.

Sincerely,

Michael J. Perik

President and Chief Executive Officer

REMEMBER:

You can vote your shares by telephone, or via the Internet.

Please follow the easy instructions on the enclosed card.

If you have any questions, or need assistance in voting

your shares, please call our proxy solicitor,

INNISFREE M&A INCORPORATED

TOLL-FREE, at 1-888-750-5834.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

In connection with the proposed stock conversion, The Princeton Review, Inc. filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) on March 15, 2010. INVESTORS AND STOCKHOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PRINCETON REVIEW, INC. AND THE PROPOSED STOCK CONVERSION. The definitive proxy statement was mailed to The Princeton Review, Inc. stockholders on March 18, 2010. Investors and stockholders may obtain a free copy of the proxy statement and other documents filed by The Princeton Review, Inc. at the SEC’s web site at www.sec.gov. The proxy statement and such other documents may also be obtained for free from Innisfree M&A Incorporated by calling (888) 750-5834 or from the Company by contacting the corporate Secretary at 111 Speen Street, Suite 550, Framingham, MA 01701.

The Princeton Review, Inc. and its respective directors and executive officers, may be deemed to be participants in the solicitation of proxies with respect to the proposed stock conversion and the other corporate matters set forth in the proxy statement. Information regarding The Princeton Review, Inc.’s directors and executive officers and their ownership of common stock is contained in The Princeton Review, Inc.’s proxy statement for its Annual Meeting of Stockholders which was filed with the SEC on April 29, 2009, and is supplemented by other public filings made, and to be made, with the SEC. A more complete description is available in the proxy statement filed in connection with the proposed stock conversion. Investors and security holders may obtain additional information regarding the direct and indirect interests of the participants and their respective directors and executive officers with respect to the proposed stock conversion by reading the proxy statement and other filings referred to above.